EXHIBIT 99.1

Greenhouse Solutions Announces Financing Agreement

Greenwood Village, CO - November 28, 2016 - Greenhouse Solutions, Inc. (OTC PINK: GRSU),("GH Solutions") a company focused on creating and offering nutritional products with hemp supplements, today announced the Company has entered into a securities purchase agreement for financing intended to help the Company continue operations and further their business plan.

"GH Solutions is pleased to enter into this financing arrangement which should enable us to continue our current joint venture with Koios, LLC," stated John George Michak III, COO of GH Solutions. "Our focus is currently on the KOIOS Raspberry Wonder product that was launched in October. We intend to expand its distribution and attempt to increase its popularity in the functional drink category," he continued. "We look forward to the possibilities that this additional financing will enable us to pursue; including expansion of our product offerings and increasing revenues for our current product," Mr. Michak concluded.

The securities purchase agreement is with SBI Investments, LLC 2014-1 and is for two 8% convertible promissory notes of the Company, in the aggregate principal amount of US$550,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Notes"), convertible into shares of common stock, $0.001 par value per share, of the Company ("Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Notes, as well as warrants to purchase 300,000 shares of the Common Stock (the "Warrants"), in the forms of Series A and Series B Warrants. The first Note, bearing an interest rate of 8% per annum, was entered into on November 18, 2016 for $275,000 and matures on November 18, 2017. The Note was funded and the Company received $245,000 on November 21, 2016.

GH Solutions expects to issue additional updates in the future.

About GH Solutions (Greenhouse Solutions, Inc.)

GH Solutions is a science-based company focused on offering products to consumers within the burgeoning hemp health products industry. The Company has formulations that offer the benefits of botanicals like hemp seed oil in nutritional products for consumers, and plans future products incorporating a licensed probiotic application, when developed. The Company is in a joint venture (JV) with Koios LLC, which had its own formulations for nutritional products. The JV provided for a product that combined hemp oil into the Koios formulations. The first product in the JV is Raspberry Wonder with Hemp.  GH Solutions encourages all current and prospective shareholders to visit our website at:

www.ghsolutionsinc.com or Greenhouse's Facebook page at:

https://www.facebook.com/Greenhousesolutionsinc/.

About KOIOS

The KOIOS product creators began developing their own nootropic formulas to combat ADHD and to eliminate harmful stimulants out of their lives. After several years of study, they formulated the initial KOIOS drink formulation. KOIOS encourages people to visit their website to learn more:

http://www.mentaltitan.com

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Greenhouse Solutions' ("the Company's") business plan. The current financing should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov; statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

info@ghsolutionsinc.com

Ghsolutionsinc.com

1-877-895-5647

SOURCE: Greenhouse Solutions, Inc.